--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (Amendment No.  )
Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

  [_] Preliminary Proxy Statement

  [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
      6(e)(2))

  [X] Definitive Proxy Statement

  [_] Definitive Additional Materials

  [_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  MCLEOD, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:

         _______________________________________________________________

      2) Aggregate number of securities to which transaction applies:

         _______________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         _______________________________________________________________

      4) Proposed maximum aggregate value of transaction:

         _______________________________________________________________

      5) Total fee paid:

         _______________________________________________________________

  [_] Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount previously paid:

         _______________________________________________________________

      2) Form, Schedule or Registration Statement No.:

         _______________________________________________________________

      3) Filing Party:

         _______________________________________________________________

      4) Date Filed:

         _______________________________________________________________

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--------------------------------------------------------------------------------

[MCLEODUSA LOGO]                                MCLEODUSA TECHNOLOGY PARK
                                                    6400 C STREET SW
                                                       PO BOX 3177
                                              CEDAR RAPIDS, IOWA 52406-3177
                                                     (319) 364-0000

                                                                 April 21, 1997

Dear Stockholder:

  On behalf of the Board of Directors of McLeod, Inc., it is my pleasure to invite you to the 1997 Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, May 29, 1997 at 10:00 a.m., local time, at the Wyndham Five Seasons Hotel, 350 First Avenue NE, Cedar Rapids, Iowa.

  The Annual Meeting has been called for the following purposes: (1) to elect three directors to serve on the Board of Directors, each for a three-year term; (2) to approve, as separate items, amendments to the Company's Amended and Restated Certificate of Incorporation which change the name of McLeod, Inc. to "McLeodUSA Incorporated," eliminate the Company's Class A Preferred Stock and increase the number of authorized shares of the Company's Class A Common Stock; (3) to approve an amendment to the Company's 1996 Employee Stock Option Plan to increase the number of shares of the Company's Class A Common Stock that may be issued thereunder; (4) to ratify the Board of Directors' appointment of Arthur Andersen LLP as the Company's independent public accountants for the 1997 fiscal year; and (5) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof, all as more fully described in the accompanying Proxy Statement.

  The Board of Directors has approved the matters being submitted by the Company for stockholder approval at the Annual Meeting and recommends that stockholders vote "FOR" such proposals. It is important that your views be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed Proxy Card and promptly return it in the enclosed postage prepaid envelope.

                                          Sincerely,
                                          /s/ Clark E. McLeod
                                          Clark E. McLeod
                                          Chairman and Chief Executive Officer

                                 MCLEOD, INC.
                           MCLEODUSA TECHNOLOGY PARK
                         6400 C STREET SW, PO BOX 3177
                         CEDAR RAPIDS, IOWA 53406-3177
                                (319) 364-0000

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 29, 1997

  NOTICE IS HEREBY GIVEN that the 1997 annual meeting of stockholders (the "Annual Meeting") of McLeod, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 29, 1997 at 10:00 a.m., local time, at the Wyndham Five Seasons Hotel, 350 First Avenue NE, Cedar Rapids, Iowa, for the purpose of considering and voting upon the following matters:

    1. To elect three (3) directors to serve on the Board of Directors, each for a three-year term and until their respective successors are elected and qualified;

    2. To approve and adopt an amendment to Article 1 of the Company's Amended and Restated Certificate of Incorporation to change the name of the Company to "McLeodUSA Incorporated";

    3. To approve and adopt amendments to Article 4 of the Company's Amended and Restated Certificate of Incorporation to eliminate the Company's Class A Preferred Stock;

    4. To approve and adopt amendments to Article 4.1 of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Class A Common Stock;

    5. To approve an amendment to the Company's 1996 Employee Stock Option Plan to increase the number of shares of the Company's Class A Common Stock that may be issued thereunder;

    6. To ratify the Board of Directors' appointment of Arthur Andersen LLP as the Company's independent public accountants for the 1997 fiscal year; and

    7. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

  Pursuant to the Company's Amended and Restated Bylaws, the Board of Directors has fixed April 9, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten (10) days before the Annual Meeting at the offices of the Company located at McLeodUSA Technology Park, 6400 C Street SW, PO Box 3177, Cedar Rapids, Iowa 53406-3177.

                                          By Order of the Board of Directors
                                          /s/ Clark E. McLeod
                                          Clark E. McLeod
                                          Chairman and Chief Executive Officer
Cedar Rapids, Iowa
April 21, 1997

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU SIGN AND RETURN YOUR PROXY CARD WITHOUT SPECIFYING A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                                 MCLEOD, INC.
                           MCLEODUSA TECHNOLOGY PARK
                         6400 C STREET SW, PO BOX 3177
                         CEDAR RAPIDS, IOWA 52406-3177
                                (319) 364-0000

                               ----------------

                                PROXY STATEMENT
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 29, 1997

                               ----------------

               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

  This Proxy Statement and the accompanying Proxy Card are furnished to stockholders of McLeod, Inc. (the "Company") in connection with the solicitation by the Company's Board of Directors (the "Board of Directors" or the "Board") of proxies to be used at the 1997 annual meeting of stockholders (the "Annual Meeting"), to be held on Thursday, May 29, 1997 at 10:00 a.m., local time, at the Wyndham Five Seasons Hotel, 350 First Avenue NE, Cedar Rapids, Iowa., and at any adjournment thereof.

  If the accompanying Proxy Card is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED: "FOR" PROPOSAL 1 TO ELECT THE BOARD OF DIRECTORS' THREE NOMINEES FOR DIRECTOR; "FOR" PROPOSALS 2, 3, AND 4 TO APPROVE, AS SEPARATE ITEMS, AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION WHICH CHANGE THE COMPANY'S NAME, ELIMINATE THE COMPANY'S CLASS A PREFERRED STOCK, AND INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S CLASS A COMMON STOCK; "FOR" PROPOSAL 5 TO APPROVE AN AMENDMENT TO THE COMPANY'S 1996 EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S CLASS A COMMON STOCK THAT MAY BE ISSUED THEREUNDER AND "FOR" PROPOSAL 6 TO RATIFY THE BOARD OF DIRECTORS' APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 1997 FISCAL YEAR. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in accordance with their best judgment.

  The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. Stockholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

  The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its officers, directors or employees, also may solicit proxies personally or by telephone or other means. Such persons will not be specifically compensated for such solicitation activities. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable expenses incurred in that connection.

  The close of business on April 9, 1997 has been fixed by the Board of Directors as the record date (the "Record Date") for determination of stockholders entitled to vote at the Annual Meeting. As of the Record Date, the outstanding voting stock of the Company consisted of 36,996,210 shares of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock"), and 15,625,929 shares of the Company's Class B common stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A

Common Stock, the "Common Stock"). Each holder of Class A Common Stock is entitled to one vote per share and each holder of Class B Common Stock is entitled to .40 vote per share with respect to all matters as to which a vote is taken at the Annual Meeting.

  The Amended and Restated Bylaws of the Company (the "Bylaws") provide that the holders of a majority of the voting rights of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting shall constitute a quorum at the Annual Meeting. Stockholders' votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting.

  Assuming the presence of a quorum at the Annual Meeting, a plurality of the votes cast at the Annual Meeting is required for election of directors, the affirmative vote of a majority of the voting rights of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the proposed amendments to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and a majority of the votes cast at the Annual Meeting is required to approve an amendment to the Company's 1996 Employee Stock Option Plan (the "1996 Plan") and to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the 1997 fiscal year. Unless otherwise required by applicable law or the Certificate of Incorporation or Bylaws, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to decide any other matter submitted to a stockholder vote.

  Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting. As a result, abstentions and broker non-votes will not have any effect on Proposals 1, 5 and 6. With respect to Proposals 2, 3 and 4, abstentions and broker non-votes will have the effect of votes "against" such proposals.

  The Certificate of Incorporation does not provide for cumulative voting in the election of directors.

  As of the Record Date, Clark E. and Mary E. McLeod owned 9,065,374 shares of Class A Common Stock, IES Industries Inc. (collectively with its subsidiaries, "IES"), through its wholly owned indirect subsidiary IES Investments Inc., owned 857,143 shares of Class A Common Stock and 8,420,457 shares of Class B Common Stock, MidAmerican Energy Holdings Company (collectively with its predecessors and subsidiaries, "MidAmerican"), through its wholly owned indirect subsidiary MWR Investments Inc., owned 1,357,143 shares of Class A Common Stock and 7,205,472 shares of Class B Common Stock, and Allsop Venture Partners III, L.P. ("Allsop") owned 3,888,393 shares of Class A Common Stock, representing approximately 21%, 9.8%, 9.8% and 9%, respectively, or approximately 49.5%, in the aggregate, of the voting rights of the shares of Common Stock entitled to vote at the Annual Meeting. Mr. and Mrs. McLeod, IES, MidAmerican, Allsop and certain other stockholders of the Company have advised the Company that they intend to vote in favor of approval of all matters described in this Proxy Statement. Consequently, approval of all the proposals set forth in this Proxy Statement is assured. IES, MidAmerican and Mr. and Mrs. McLeod also have entered into a voting agreement with respect to the election of directors. See "Principal Holders of Voting Securities--Investor Agreement."

  This Proxy Statement, the Notice of Annual Meeting of Stockholders, the Proxy Card and the Company's Annual Report to Stockholders were first mailed to stockholders on or about April 24, 1997.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL 1)

  The Bylaws provide that the Board of Directors shall consist of not fewer than three directors nor more than fifteen directors and that the number of directors, within such limits, shall be determined by resolution of the Board of Directors at any meeting. The Board of Directors currently consists of seven directors, divided into three classes of directors serving staggered three-year terms. At the Annual Meeting, three directors will be elected, each for a three-year term. The Board of Directors has nominated for director Clark
E. McLeod, Blake O. Fisher, Jr. and Lee Liu to be elected at the Annual
Meeting.

  Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of Messrs. McLeod, Fisher and Liu. The Board of Directors believes that such nominees will stand for election and will serve if elected as directors. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the persons named in the accompanying proxy shall determine in accordance with their best judgment. Pursuant to the Bylaws, directors are elected by plurality vote.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ITS NOMINEES FOR DIRECTOR.

INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

  The following table sets forth certain information regarding the Board of Directors' three nominees for election as directors and those directors who will continue to serve as such after the Annual Meeting.

                          AGE AT
                         MARCH 31, DIRECTOR  FOR TERM TO          POSITION(S) HELD
                           1997    SINCE (1)   EXPIRE             WITH THE COMPANY
                         --------- --------- -----------          ----------------
NOMINEES:
Clark E. McLeod.........     50      1991       2000     Chairman, Chief Executive Officer
                                                          and Director
Blake O. Fisher, Jr. ...     53      1996       2000     Chief Financial Officer,
                                                          Executive Vice President,
                                                          Corporate Administration,
                                                          Treasurer and Director
Lee Liu(2)..............     64      1993       2000     Director

CONTINUING DIRECTORS:
Stephen C. Gray.........     38      1992       1999     President, Chief Operating
                                                          Officer and Director
Russell E.
 Christiansen(3)........     61      1995       1998     Director
Thomas M.
 Collins(2)(3)..........     69      1993       1998     Director
Paul D. Rhines(2).......     53      1993       1999     Director

--------
(1) The dates shown reflect the year in which these persons were first elected as directors of the Company or its predecessor.
(2) Member of the Compensation Committee.
(3) Member of the Audit Committee.

  The principal occupations for the past five years of each of the three nominees for director and the four directors whose terms of office will continue after the Annual Meeting are set forth below.

  Clark E. McLeod. Mr. McLeod founded the Company and has served as Chairman, Chief Executive Officer and a director of the Company since its inception in June 1991. His previous business venture, Teleconnect Company ("Teleconnect"), an Iowa-based long distance telecommunications company, was founded in January 1980. Mr. McLeod served as Chairman and Chief Executive Officer of Teleconnect from

January 1980 to December 1988, and from December 1988 to August 1990, he served as President of Telecom*USA, Inc. ("Telecom*USA"), the successor to Teleconnect following its merger with SouthernNet, Inc. in December 1988. By 1990, Telecom*USA had become America's fourth largest long distance telecommunications company with nearly 6,000 employees. MCI Communications Corporation ("MCI") purchased Telecom*USA in August 1990 for $1.25 billion. See "Principal Holders of Voting Securities--Investor Agreement."

  Blake O. Fisher, Jr. Mr. Fisher has served as a director of the Company since October 1996, as Executive Vice President, Corporate Administration since September 1996 and as Chief Financial Officer and Treasurer since February 1996. Mr. Fisher also served as one of IES' nominees on the Board of Directors from April 1993 to February 1996. He served as Executive Vice President and Chief Financial Officer of IES, a diversified electric utility holding company, from January 1991 to February 1996. Mr. Fisher also served as President of IES Utilities Inc. from February 1995 to February 1996. Prior to joining IES, Mr. Fisher held a variety of management positions with Consumers Power Company, an electric utility, including Vice President of Finance and Treasurer. Mr. Fisher is one of Mr. McLeod's nominees to the Board of Directors. See "Principal Holders of Voting Securities--Investor Agreement."

  Lee Liu. Mr. Liu has been a director of the Company since April 1993, during which time he has been one of IES' nominees on the Board of Directors. Mr. Liu has served since July 1993 as Chairman of IES. He has also served as Chief Executive Officer of IES since July 1991 and as President from July 1991 to November 1996. From May 1986 to July 1991, Mr. Liu was Chairman, Chief Executive Officer and President of the predecessor to IES. Mr. Liu has worked for IES since 1957. Mr. Liu is also a director of Hon Industries, an office furniture manufacturing company, Eastman Chemical Company, a chemical company and the Principal Financial Group, a financial services company. Mr. Liu is IES' nominee to the Board of Directors. See "Principal Holders of Voting Securities--Investor Agreement."

  Stephen C. Gray. Mr. Gray has been Chief Operating Officer of the Company since September 1992, President since October 1994 and a director since April 1993. Mr. Gray is one of Mr. McLeod's nominees on the Board of Directors. Prior to joining the Company, Mr. Gray served from August 1990 to September 1992 as Vice President of Business Services at MCI, where he was responsible for MCI's local access strategy and for marketing and sales support of the Business Markets division. From February 1988 to August 1990, he served as Senior Vice President of National Accounts and Carrier Services for Telecom*USA, where his responsibilities included sales, marketing, key contract negotiations and strategic acquisitions and combinations. Prior to joining Telecom*USA, from September 1986 to February 1988, Mr. Gray held a variety of management positions with Williams Telecommunications Company, a long distance telephone company.

  Russell E. Christiansen. Mr. Christiansen has been a director of the Company since June 1995, during which time he has been MidAmerican's nominee on the Board of Directors. Since July 1996, Mr. Christiansen has served as Chairman of the Board of MidAmerican. From June 1995 to July 1996, he was Chairman of the Office of the Chief Executive Officer of MidAmerican. Mr. Christiansen has been a director of MidAmerican and its predecessors since 1983. He served as Chairman and Chief Executive Officer of Midwest Resources Inc., the predecessor to MidAmerican, from October 1992 to June 1995, President from 1990 to 1995 and Vice Chairman and Chief Operating Officer from November 1990 to 1992.

  Thomas M. Collins. Mr. Collins has been a director of the Company since April 1993. Mr. Collins is Chairman of Shuttleworth & Ingersoll, P.C., a law firm in Cedar Rapids, Iowa, where he has practiced law since 1952. Mr. Collins was a director of Teleconnect and its successor, Telecom*USA, from 1985 to August 1990. He is also a director of APAC TeleServices, Inc., a telemarketing company.

  Paul D. Rhines. Mr. Rhines has been a director of the Company since April 1993, during which time he has been the nominee of Allsop to the Board of Directors. He is a founder and a general partner of R.W. Allsop & Associates, L.P. and R.W. Allsop & Associates II Limited Partnership, two venture capital limited partnerships established in Cedar Rapids, Iowa, in 1981 and 1983, respectively. He is also a founder and general partner of MARK Venture Partners L.P., a limited partnership which is the general partner of Allsop, a venture capital limited partnership established in Cedar Rapids, Iowa in 1987. He has also served since 1980 as Executive Vice

President and a director of RWA, Inc., a venture capital management firm. Mr. Rhines was a director of Teleconnect and its successor, Telecom*USA, from 1982 to 1990. He is also a director of American Safety Razor Company, a consumer product manufacturing company.

CORPORATE GOVERNANCE AND RELATED MATTERS

  The Board of Directors conducts its business through meetings and through its committees. The Board of Directors acts as a nominating committee for selecting candidates to stand for election as directors. Pursuant to the Bylaws, other candidates may also be nominated by any stockholder, provided such other nomination(s) are submitted in writing to the Secretary of the Company no later than 90 days prior to the meeting of stockholders at which such directors are to be elected, together with the identity of the nominator and the number of shares of the Company's stock owned, directly and indirectly, by the nominator. No such nominations have been received as of the date hereof in connection with the Annual Meeting.

  The Board of Directors has established an Audit Committee and a Compensation Committee, each of which was appointed in March 1996. Prior to March 1996, there were no Board committees. The Audit Committee, among other things, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants. The current members of the Audit Committee are Messrs. Collins and Christiansen. The Compensation Committee reviews and recommends the compensation arrangements for the Company's management and administers the Company's stock option plans and stock purchase plan. The current members of the Compensation Committee are Messrs. Collins, Rhines and Liu.

  During the fiscal year ended December 31, 1996, the Board of Directors met 12 times. During the same period, the Audit Committee did not meet and the Compensation Committee met 10 times. During the fiscal year ended December 31, 1996, no director attended fewer than 75% of the total of all meetings of the Board of Directors and any committee on which he served.

DIRECTORS' COMPENSATION

  Directors of the Company who are also employees of the Company receive no directors' fees. Non-employee directors receive directors fees of $1,000 for each Board and committee meeting attended in person and $500 for each Board and committee meeting attended by telephone. In addition, directors are reimbursed for their reasonable out-of-pocket travel expenditures incurred. Directors of the Company are also eligible to receive grants of stock options under the Company's Directors Stock Option Plan (the "Directors Plan").

  The Directors Plan was adopted by the Board of Directors and approved by the stockholders in 1993. On March 28, 1996, the Directors Plan was amended and restated to be a "formula" plan providing for an automatic grant of stock options to eligible non-employee directors. Under the Directors Plan, as amended, the number of shares reserved for purchase pursuant to options was increased to an aggregate of 550,000 shares of Class A Common Stock (subject to adjustment for certain events, such as recapitalizations or stock splits, effected without consideration) for grants to directors of the Company who are not officers or employees of the Company (each an "Eligible Director"). Options for 450,000 shares of Class A Common Stock had been granted under the Directors Plan and options to purchase 23,438 shares of Class A Common Stock had been exercised as of the Record Date. Under the Directors Plan, each Eligible Director who commences service as a director is granted an initial option to purchase 10,000 shares of Class A Common Stock. Each such Eligible Director is also granted an additional option to purchase 5,000 shares of Class A Common Stock immediately after each of the subsequent two annual meetings of the Company's stockholders if the Eligible Director continues to be an Eligible Director. The Directors Plan will terminate automatically on March 28, 2006, unless terminated earlier by the Board of Directors.

  Other than the compensation described above, none of the directors received any other compensation from the Company in 1996 in connection with their service as directors.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information concerning the cash and non-cash compensation paid or accrued during the periods indicated to the Chief Executive Officer and the four other most highly compensated officers of the Company whose combined salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1996 (the "Named Executive Officers").

                                                           LONG TERM
                                                          COMPENSATION
                                     ANNUAL COMPENSATION     AWARDS
                                     -------------------- ------------
                                                           SECURITIES
                                                           UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR(1)   SALARY     BONUS     OPTIONS    COMPENSATION(2)
---------------------------  ------- ---------- --------- ------------ ---------------
Clark E. McLeod.........      1996   $  156,269 $  72,422   135,500        $48,200
 Chairman and Chief Ex-
 ecutive Officer              1995      142,803    74,902    75,000          1,500
Stephen C. Gray.........      1996      156,269    72,422   105,500          3,200
 President and Chief Op-
 erating Officer              1995      142,807    74,902   131,250          1,500
Kirk E. Kaalberg........      1996      107,567    55,923    79,250          3,200
 Executive Vice Presi-
 dent, Network Services       1995      101,528    56,177    75,000          1,463
James L. Cram...........      1996      112,807    53,299    79,250          3,200
 Chief Accounting Offi-
 cer(3)                       1995      102,884    56,177    84,375          1,500
David M. Boatner........      1996       84,807    94,907   248,000            --
 Executive Vice
 President, Business
 Services

--------
(1) Under rules promulgated by the Securities and Exchange Commission (the "SEC"), since the Company was not a reporting company during the three immediately preceding fiscal years, information with respect to the most recent completed fiscal year is noted in the Summary Compensation Table as well as information that was previously required to be reported to the SEC.
(2) All other compensation represents matching contributions made by the Company to the McLeod, Inc. 401(k) plan on behalf of the Named Executive Officers, and, in the case of Clark E. McLeod, payment by the Company of the $45,000 filing fee to the Federal Trade Commission (the "FTC") for a notification pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), filed by Mr. and Mrs. McLeod in connection with their November 1996 purchase of Class A Common Stock. See "--Certain Transactions."
(3) Mr. Cram retired from the Company on January 31, 1997.

OPTION GRANTS

  The following table sets forth information with respect to grants of stock options to each of the Named Executive Officers during the year ended December 31, 1996.

                                                                                                 POTENTIAL REALIZED
                                                 INDIVIDUAL GRANTS(1)                                 VALUE AT
                         -----------------------------------------------------------------------   ASSUMED ANNUAL
                         NUMBER OF     PERCENT OF                                                  RATES OF STOCK
                         SECURITIES   TOTAL OPTIONS                                              PRICE APPRECIATION
                         UNDERLYING    GRANTED TO                                                FOR OPTION TERM(2)
                          OPTIONS     EMPLOYEES IN  EXERCISE                                     -------------------
          NAME            GRANTED      FISCAL YEAR   PRICE      GRANT DATE      EXPIRATION DATE     5%        10%
          ----           ----------   ------------- -------- ----------------- ----------------- --------- ---------
Clark E. McLeod.........  112,500(3)       3.2%      $ 2.93  January 25, 1996  January 25, 2001  $  91,173 $ 201,468
                           13,636(4)       0.4        22.00  June 10, 1996     June 10, 2001        82,882   183,148
                            9,364(4)       0.3        20.00  June 10, 1996     June 10, 2006       117,779   298,476
Stephen C. Gray.........   82,500(3)       2.4         2.67  January 25, 1996  January 25, 2003     89,562   208,718
                           23,000(4)       0.7        20.00  June 10, 1996     June 10, 2006       289,292   733,122
Kirk E. Kaalberg........   56,250(3)       1.6         2.67  January 25, 1996  January 25, 2003     61,065   142,308
                           23,000(4)       0.7        20.00  June 10, 1996     June 10, 2006       289,292   733,122
James L. Cram...........   56,250(3)       1.6         2.67  January 25, 1996  January 25, 2003     61,065   142,308
                           23,000(4)       0.7        20.00  June 10, 1996     June 10, 2006       289,292   733,122
David M. Boatner........  225,000(3)       6.4         2.67  February 22, 1996 February 22, 2003   244,260   569,230
                           23,000(4)       0.7        20.00  June 10, 1996     June 10, 2006       289,292   733,122

--------
(1) All options are exercisable for shares of Class A Common Stock. Options granted pursuant to the Company's 1993 Incentive Stock Option Plan (the "1993 Plan") will become exercisable as follows: (i) 25% of the options will become exercisable on the first anniversary of the date of grant,
    (ii) an additional 25% will become exercisable on the second anniversary of the date of grant, (iii) an additional 25% will become exercisable on the third anniversary of the date of grant, and (iv) the remaining 25% will become exercisable on the fourth anniversary of the date of grant. The options granted pursuant to the 1996 Plan to the Named Executive Officers will become exercisable with respect to one-third of the shares subject to such options in the last month of the fourth year following the date of grant, with an additional one-third becoming exercisable in each of the two subsequent seven-month periods, except for the options granted to Clark E. McLeod, the Company's Chairman and Chief Executive Officer. The options granted to Mr. McLeod pursuant to the 1996 Plan will become exercisable as follows: (i) with respect to options to purchase 13,636 shares, one-third in the last month of the third year following the date of grant and one-third in each of the two subsequent seven-month periods and (ii) with respect to options to purchase 9,364 shares, one-third in the last month of the fourth year following the date of grant and one-third in each of the two subsequent seven-month periods.
(2) Based on exercise price.
(3) Granted pursuant to the 1993 Plan.
(4) Granted pursuant to the 1996 Plan.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal year 1996, the number of securities underlying unexercised options at the 1996 year-end and the year-end value of all unexercised in-the-money options held by such individuals.

                                                   NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                                  OPTIONS AT FISCAL YEAR-    IN-THE-MONEY OPTIONS
                           SHARES                           END              AT FISCAL YEAR-END(2)
                         ACQUIRED ON    VALUE    ------------------------- -------------------------
                          EXERCISE   REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
                         ----------- ----------- ----------- ------------- ----------- -------------
Clark E. McLeod.........      --     $      --     323,237      239,561    $ 8,036,810  $5,113,401
Stephen C. Gray.........   33,101       919,151    523,775      272,374     13,101,011   5,996,763
Kirk E. Kaalberg........   36,316     1,101,243    179,310      201,124      4,442,475   4,312,648
James L. Cram...........   18,000       503,700    299,144      187,529      7,437,460   4,003,547
David M. Boatner........      --            --         --       248,000            --    5,263,250

--------
(1) Represents the difference between the exercise price and the closing price of the Class A Common Stock on the Nasdaq National Market upon the date of exercise.
(2) Represents the difference between the exercise price and the closing price of the Class A Common Stock on the Nasdaq National Market at December 31, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Prior to March 1996, there was no Compensation Committee and the entire Board of Directors participated in deliberations regarding executive officer compensation. During such period, Messrs. McLeod, Gray and Cram were directors and executive officers of the Company. During the fiscal year ended December 31, 1996, no member of the Board of Directors served as a director or a member of the compensation committee of any other Company of which any executive officer served as a member of the Board of Directors.

  In November 1996, in connection with the Company's public offering of shares of Class A Common Stock, Clark E. McLeod, Mary E. McLeod, MidAmerican and IES purchased 53,572, 53,571, 357,143 and 357,143 shares of Class A Common Stock, respectively, directly from the Company at the public offering price of $28.00 per share for $1,500,016, $1,499,988, $10,000,004 and $10,000,004,
respectively. The Company was advised that such shares were purchased for investment purposes. MidAmerican and IES are significant stockholders of the Company. Lee Liu, a director of the Company, is Chairman of IES. Blake O. Fisher, Jr., a director and executive officer of the Company, was the Executive Vice President and Chief Financial Officer of IES until February 1996. Russell E. Christiansen, a director of the Company, is Chairman of the Board of MidAmerican.

  On September 20, 1996, the Company acquired Telecom*USA Publishing Group, Inc. (now known as McLeodUSA Media Group, Inc. ("McLeodUSA Publishing")) for approximately $74.1 million in cash and an additional amount currently estimated to be approximately $1.6 million to be paid to certain employees of McLeodUSA Publishing as part of an incentive plan. At the time of the acquisition, McLeodUSA Publishing had outstanding debt of approximately $6.6 million. Clark E. McLeod, Mary E. McLeod, the McLeod Charitable Foundation, Inc., a non-profit Company controlled by Mr. and Mrs. McLeod, Aaron, Holly, Frank and Jane McLeod, relatives of Mr. and Mrs. McLeod, Paul D. Rhines, a director of the Company, Casey D. Mahon, an executive officer of the Company, and IES were stockholders of McLeodUSA Publishing. The Company paid $18,571,982, $1,195,313, $105,187, $1,459,563, $250,219 and $1,000,875 to Mr.
and Mrs. McLeod, the McLeod Charitable Foundation, Inc., Aaron, Holly, Frank and Jane McLeod, Mr. Rhines, Ms. Mahon and IES, respectively, in exchange for the shares of McLeodUSA Publishing common stock held by them. Messrs. McLeod and Rhines served as directors of McLeodUSA Publishing. A Special Committee of the Board of Directors, consisting of disinterested directors, approved the acquisition of McLeodUSA Publishing as fair to, and in the best interests of, the stockholders of the Company.

  Prior to September 20, 1996, the Company purchased advertising space in telephone directories published by McLeodUSA Publishing. McLeodUSA Publishing also purchased telecommunications service from the Company. The Company paid McLeodUSA Publishing $45,925 in 1996 for advertising fees and charged McLeodUSA Publishing $155,025 for telecommunications services in 1996.

  In August 1996, Ryan Properties, Inc. ("Ryan Properties") assigned to the Company all of its right, title and interest in and to a purchase agreement between Ryan Properties and Iowa Land and Building Company ("Iowa Land"), and the Company assumed Ryan Properties' obligation to pay Iowa Land $691,650 for approximately 75 of the approximately 194 acres of farm land in southern Cedar Rapids, Iowa upon which the Company is constructing its new corporate headquarters and associated buildings. Following the assignment, the Company paid Iowa Land $691,650 for the title to such land. Iowa Land is an indirect wholly owned subsidiary of IES.

  On July 15, 1996, the Company acquired Ruffalo, Cody & Associates, Inc. ("Ruffalo, Cody") in a cash and stock transaction valued at up to a maximum of $19.9 million, based on the average price of the Class A Common Stock on the Nasdaq National Market at the time of the transaction. An additional $50,782 in cash and 113,387 shares of Class A Common Stock were placed into escrow to be delivered to certain of the stockholders of Ruffalo, Cody over a period of 18 months, contingent upon the fulfillment of certain conditions relating to Ruffalo, Cody's ongoing revenues from a material agreement with a major long distance carrier to provide telemarketing services. The major long distance carrier terminated this agreement, effective December 31, 1996. A total of $50,782 and 37,107 shares of Class A Common Stock were distributed pursuant to the escrow agreement in January 1997 and one additional distribution of 19,070 shares of Class A Common Stock occurred on April 21, 1997. Clark E. McLeod and Mary E. McLeod owned 110,454 shares of Ruffalo, Cody common stock, which were exchanged for 77,218 shares of Class A Common Stock, of which 11,584 shares were placed in escrow to be released to Mr. and Mrs. McLeod, if at all, over a period of 18 months, contingent upon the fulfillment of certain conditions relating to Ruffalo, Cody's ongoing revenues. In January 1997, 5,792 shares of Class A Common Stock were released to Mrs. McLeod pursuant to the escrow agreement. Allsop, a significant stockholder of the Company the general partner of which is Paul D. Rhines, owned 278,182 shares of Ruffalo, Cody common stock, which were exchanged for 194,476 shares of Class A Common Stock, of which 29,171 shares were placed in escrow and released to Allsop in January 1997. Mr. Rhines served as a director of Ruffalo, Cody. A Special Committee of the Board of Directors, consisting of disinterested directors, approved the acquisition of Ruffalo, Cody as fair to, and in the best interests of, the stockholders of the Company.

  In June 1996, in connection with the Company's initial public offering of Class A Common Stock, Clark E. McLeod, Mary E. McLeod, MidAmerican and IES purchased 125,000, 125,000, 1,000,000 and 500,000 shares of Class A Common Stock, respectively, directly from the Company at the initial public offering price of $20.00 per share for $2,500,000, $2,500,000, $20,000,000 and
$10,000,000, respectively. The Company was advised that such shares were purchased for investment purposes.

  The Company and McLeodUSA Network Services, Inc., a wholly owned subsidiary of the Company ("McLeodUSA Network Services"), have entered into two agreements with IES pursuant to which IES has agreed to grant the Company access to certain of IES' towers, rights-of-way, conduits and poles in exchange for capacity on the Company's network. IES guaranteed and/or supported (the "Guarantee") certain portions of a bank credit facility maintained by the Company from May 1994 until June 1996 (the "Credit Facility"), for which IES received (i) fees from the Company equal to $28,000 for the year ended December 31, 1996, and (ii) options to purchase an aggregate of 1,875,500 shares of Class B Common Stock at an exercise price of $1.47 per share and an aggregate of 1,912,500 shares of Class B Common Stock at an exercise price of $2.27 per share. Options to purchase shares of Class B Common Stock granted to IES in connection with the Guarantee vested quarterly so long as IES remained exposed under the Guarantee. At the time the Credit Facility and Guarantee were terminated in June 1996, options to purchase an aggregate of 1,300,688 shares of Class B Common Stock had vested.

  In 1996, the Company paid 2060 Partnership, L.P. $565,261 for the rental of the Company's headquarters office and parking spaces in Cedar Rapids, Iowa. 2001 Development Company ("2001"), an Iowa corporation, is the general partner and 80% owner of 2060 Partnership, L.P. IES and the Company own 54.55% and 3.03%, respectively, of the outstanding stock of 2001. The directors and officers of 2001 included Lee Liu and Thomas M. Collins, directors of the Company, and Clark E. McLeod, a director and executive officer of the Company.

  During 1996 the Company paid $179,996 to Shuttleworth & Ingersoll, P.C., a law firm in Cedar Rapids, Iowa, for legal services rendered. The Company has retained the firm in 1997. Thomas M. Collins is Chairman and a stockholder of Shuttleworth & Ingersoll, P.C.

  For a description of certain other transactions, see "--Certain
Transactions."

EMPLOYMENT, CONFIDENTIALITY AND NON-COMPETITION AGREEMENTS

  The Company has employment, confidentiality and non-competition agreements with 64 members of senior management, including the Named Executive Officers, pursuant to which the senior management employees have agreed that during the term of employment and for a two-year period following a termination for cause, resignation or voluntary termination of employment (other than on account of the Company's discontinuance of activities), the employee will not compete with the Company. The two-year period is reduced to a one-year period for senior management employees who are not executive employees. The agreements also provide that employees subject to the agreements may not disclose any Company confidential information while employed by the Company or thereafter. The agreements have an indefinite term but may be terminated on 30 days' written notice by either party, provided, however, that the confidentiality and non-competition obligations will survive any such termination. As partial consideration for the execution of the employment, confidentiality and non-competition agreements, the Company has granted to the employees signing such agreements options to purchase an aggregate of 874,000 shares of Class A Common Stock at exercise prices ranging from $20.00 to $28.50 per share. Such options were granted pursuant to the 1996 Plan, with vesting generally to occur with respect to one-third of the shares subject to such options in the last month of the fourth year following the date of grant, and with an additional one-third of the shares subject to such options vesting in each of the two subsequent seven-month periods. As an owner of more than 10% of the outstanding Common Stock of the Company, Clark E. McLeod is ineligible, pursuant to Sections 422(b)(6) and 424(d) of the Internal Revenue Code of 1986, as amended (the "Code"), to receive options intended to qualify as "incentive stock options" ("ISOs") under the Code if such options vest after the expiration of five years from the date of grant. Accordingly, options to purchase 23,000 shares of Class A Common Stock granted to Clark E. McLeod as partial consideration for the execution of an employment, confidentiality and non-competition agreement vest (i) with respect to options to purchase 13,636 shares of Class A Common Stock (which are intended to qualify as ISOs under the Code), one-third in the last month of the third year following the date of grant and one-third in each of the two subsequent seven month periods and (ii) as to the remaining options (which are not intended to qualify as ISOs under the Code), one-third in the last month of the fourth year following the date of grant and one-third in each of the two subsequent seven month periods.

CHANGE-OF-CONTROL AGREEMENTS

  The Company has entered into change-of-control agreements with certain executive employees, including the Named Executive Officers, which provide for certain payments and benefits in connection with certain terminations of employment after a change of control of the Company. The change-of-control agreements terminate on December 31, 2006, unless a change of control has occurred during the six months preceding December 31, 2006, in which case the agreements terminate on December 31, 2007. If an executive who is a party to a change-of-control agreement terminates employment within six months after a "change of control" or, if within 24 months after a "change of control," the executive's employment is terminated by the Company (other than for "disability," "cause," death or "retirement") or by the executive following a "material reduction" in responsibilities or compensation (as such terms are defined in the change-of-control agreements), (i) the executive will be entitled to a lump sum payment equal to 24 times the executive's "average monthly compensation" (as defined in the change-of-control agreements) during the 12 months immediately preceding the change of control or the date of termination, whichever average monthly compensation is higher, (ii) all of the executive's outstanding options to purchase stock of the Company will become immediately exercisable in full and (iii) if the executive elects to continue coverage under the Company's group health plan pursuant to Section 4980B of the Code, the Company will continue to pay the employer portion of the premiums for such coverage for the longer of 24 months or the period of coverage provided pursuant to Section 4980B. An executive who is entitled to payment(s) pursuant to a change-of-control agreement is subject to a non-compete provision generally restricting the executive from competing with the Company for a two-year period after the termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors has prepared the following report on the Company's policies with respect to the compensation of executive officers for 1996.

  The Board of Directors appointed the Compensation Committee in March 1996. Since that time, decisions on compensation of the Company's executive officers have been made by the Compensation Committee. The Compensation Committee also administers the Company's stock option plans and stock purchase plan. No member of the Compensation Committee is an employee of the Company. Prior to March 1996, there were no Board committees and the full Board of Directors determined all executive compensation matters. During 1996, the Compensation Committee consisted of Paul D. Rhines, Thomas M. Collins and Lee Liu.

 COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

  The compensation policies of the Company are designed to (i) attract, motivate and retain experienced and qualified executives, (ii) increase the overall performance of the Company, (iii) increase stockholder value, and (iv) increase the performance of individual executives. The Compensation Committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses awarded based on the Company's overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. The Compensation Committee believes that the level of base salaries plus bonuses of executives should generally be managed to approximate the 25th percentile of the competitive market. In addition, it is the policy of the Company to grant stock options to executives upon their commencement of employment with the Company and annually thereafter in order to strengthen the alliance of interest between such executives and the Company's stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on the Company's performance (as reflected in the market price of the Class A Common Stock).

  The following describes in more specific terms the elements of compensation that implement the Compensation Committee's compensation policies, with specific reference to compensation reported for 1996:

  Base Salaries. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent. Base salaries for executive officers are reviewed annually by the Compensation Committee based upon, among other things, individual performance and responsibilities.

  Annual salary adjustments are recommended by the Chief Executive Officer and Chief Operating Officer by evaluating the performance of each executive officer after considering new responsibilities and the previous year's performance. The Compensation Committee performs the same review of the Chief Executive Officer's and Chief Operating Officer's performance. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the Company's strategic plan and attainment of specific individual objectives. The factors impacting base salary levels are not assigned specific weights but are subject to adjustments by the Compensation Committee.

  Bonuses. The Company's annual bonuses to its executive officers are based on both corporate and individual performance, as measured by reference to factors which reflect objective performance criteria over which management generally has the ability to exert some degree of control. These corporate performance factors consist of revenue and earnings targets established in the Company's annual budget. Bonuses for 1996 were based upon the achievement of such financial and operating factors.

  Stock Options. A third component of executive officers' compensation is the 1996 Plan pursuant to which the Company grants executive officers and other key employees options to purchase shares of Class A Common Stock.

  The Compensation Committee grants stock options to the Company's executives in order to align their interests with the interests of the stockholders. Stock options are considered by the Compensation Committee to be an effective long-term incentive because the executives' gains are linked to increases in the stock value which in turn provides stockholder gains. The Compensation Committee generally grants options to new executive officers and other key employees upon their commencement of employment with the Company and annually thereafter. The options generally are granted at an exercise price equal to the market price of the Class A Common Stock at the date of the grant. Options granted to executive officers typically vest over a period of two to six years following the date of grant. The maximum option term is ten years (or five years in the case of ISOs granted to an optionee beneficially owning more than 10% of the outstanding Class A Common Stock). The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for the Company's stockholders through appreciation of stock price. Management of the Company believes that stock options have been helpful in attracting and retaining skilled executive personnel.

  Stock option grants made to executive officers in 1996 reflect significant individual contributions relating to the Company's operations and implementation of the Company's development and growth programs. Certain newly-hired executive officers also received stock option grants at the time of their employment with the Company. During 1996, the Company granted stock options covering a total of 3,389,607 shares of Class A Common Stock to 1,916 employees, including options covering an aggregate of 1,195,250 shares of Class A Common Stock to ten of the Company's executive officers. The per share option exercise prices of such options ranged from $2.67 to $28.50, which generally equaled the fair market value of a share of Class A Common Stock on the respective dates of grant. In March 1997, the Compensation Committee determined to offer to cancel each option granted between June 10, 1996 and January 31, 1997 in exchange for the grant of a new option (a "Replacement Option") to purchase the same number of shares of Class A Common Stock at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant of the Replacement Option. See "Approval of an Amendment to the 1996 Plan to Increase the Number of Shares of Class A Common Stock that May Be Issued Thereunder--Description of the 1996 Plan."

  Other. The Company has adopted a contributory retirement plan (the "401(k) Plan") for all of its employees (including executive officers) age 21 and over with at least one year of service to the Company. The 401(k) Plan provides that each participant may contribute up to 15% of his or her salary (not to exceed the annual statutory limit). The Company generally makes matching contributions to each participant's account equal to 50% of such participant's contribution up to 2% of such participant's annual compensation.

 CHIEF EXECUTIVE OFFICER COMPENSATION

  The executive compensation policy described above is applied in setting Mr. McLeod's compensation. Mr. McLeod generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of annual base salary, annual bonus, and long-term equity-linked compensation. The Compensation Committee's general approach in establishing Mr. McLeod's compensation is to be competitive with peer companies, but to have a large percentage of his target compensation based upon the long-term performance of the Company, as reflected in the market price of the Class A Common Stock.

  Mr. McLeod's compensation during the year ended December 31, 1996 included $156,269 in base salary and $72,422 in a cash bonus. Mr. McLeod's salary and bonus payments for 1996 were based on, among other matters, the Company's performance and the 1995 compensation of chief executive officers of peer companies, although his compensation was not targeted to any particular group of these companies.

 COMPENSATION DEDUCTIBILITY POLICY

  Under Section 162(m) of the Code, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Compensation Committee qualify as "outside directors." The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company's executive officers.

                                          Respectfully submitted,

                                          Compensation Committee

                                          Paul D. Rhines, Chairman
                                          Thomas M. Collins
                                          Lee Liu

COMPARATIVE STOCK PERFORMANCE

  The following chart sets forth comparative information regarding the Company's cumulative stockholder return on its Class A Common Stock since its initial public offering completed in June 1996. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. The Company's cumulative stockholder return based on an investment of $100 at June 11, 1996, when the Class A Common Stock was first traded on the Nasdaq National Market, at its closing price of $25.125, is compared to the cumulative total return of the Standard & Poor's 500 Stock Index and the Nasdaq Telecommunications Stocks Index, comprised of publicly traded companies which are principally in the telecommunications business, during that same period.

               COMPARISON OF SIX MONTH CUMULATIVE TOTAL RETURN*
                  AMONG MCLEOD, INC., THE S&P 500 STOCK INDEX
                AND THE NASDAQ TELECOMMUNICATIONS STOCKS INDEX

                          [GRAPH CHART APPEARS HERE]

                                          S&P 500     Nasdaq Telecommunications
                        McLeod, Inc.    Stock Index            Stocks Index

June 11, 1996              100              100                 100
June 30, 1996               96              100                  97
Sept. 30, 1996             131              102                  94
Dec. 31, 1996              101              110                  94


*$100 invested on June 11, 1996. Fiscal year ended December 31, 1996.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Class A Common Stock to file with the SEC initial reports of ownership of the Company's equity securities and to file subsequent reports when there are changes in such ownership. Officers, directors and beneficial owners of more than 10% of the Class A Common Stock are required by SEC regulations to furnish the Company with copies of all
Section 16(a) reports they file.

  To the Company's knowledge, certain reports required to be filed pursuant to
Section 16(a) during the fiscal year ended December 31, 1996 were filed late as follows: one Form 3 for each of IES and MidAmerican was filed late and one Form 4 for each of Allsop and Mary E. McLeod was filed late.

CERTAIN TRANSACTIONS

  On January 30, 1997, the Company acquired Digital Communications of Iowa, Inc. ("Digital Communications") in a stock transaction valued at approximately $2.3 million, based on the average price of the Class A Common Stock on the Nasdaq National Market at the time of the transaction. Clark E. McLeod, a director and executive officer of the Company, and Mary E. McLeod, a significant stockholder of the Company, owned 280,000 shares (representing approximately 58%) of Digital Communications' common stock, which were exchanged for 49,250 shares of Class A Common Stock. Mr. McLeod served as a director of Digital Communications. A Special Committee of the Board of Directors, consisting of disinterested directors, approved the acquisition of Digital Communications as fair to, and in the best interests of, the stockholders of the Company.

  Prior to January 30, 1997, the Company rented facilities and equipment and purchased maintenance and installation services from Digital Communications and paid Digital Communications commission on local and long distance sales to customers of Digital Communications. The Company paid Digital Communications $95,615 in 1996.

  In connection with their November 1996 purchase of Class A Common Stock, Clark E. and Mary E. McLeod filed a notification with the FTC pursuant to the HSR Act. The applicable filing fee of $45,000 for this notification was paid by the Company.

  The Company provides certain administrative services to McLeod Educational Group, Inc. ("McLeod Educational Group"), a company that owns and operates an elementary school in Cedar Rapids, Iowa. McLeod Educational Group was not charged by the Company for these services in 1996. Since June 1996, the Company has rented office space from McLeod Educational Group. The Company paid McLeod Educational Group an aggregate of approximately $47,283 from June 1996 through December 1996 for this space. Clark E. McLeod and Mary E. McLeod own over 99% of the stock of McLeod Educational Group.

  In February 1996, the Company entered into two agreements with MidAmerican, pursuant to which MidAmerican has agreed to grant the Company access to certain of MidAmerican's towers, rights-of-way, conduits and poles in exchange for capacity on the Company's network.

  On July 18, 1995 and March 29, 1996, respectively, the Company loaned $75,000 to each of Kirk E. Kaalberg and Stephen K. Brandenburg in exchange for unsecured notes executed by Mr. Kaalberg and Mr. Brandenburg, respectively. Interest accrues on both loan amounts at the applicable rate as determined in accordance with Internal Revenue Service regulations (a rate of 6.24% per annum as of the date hereof). Pursuant to the terms of the notes executed by Mr. Kaalberg and Mr. Brandenburg, respectively, annual interest-only payments will be made through 1997 and 1998, respectively. They will then make annual payments of $25,000 plus accrued interest in each of the respective three years thereafter. Messrs. Kaalberg and Brandenburg are executive officers of the Company.

  In March 1996, the Board of Directors adopted a policy requiring that any material transactions between the Company and persons or entities affiliated with officers, directors or principal stockholders of the Company be on terms no less favorable to the Company than reasonably could have been obtained in arms' length transactions with independent third parties or be approved by a majority of disinterested directors.

  For a description of certain other transactions, see "--Compensation Committee Interlocks and Insider Participation."

                        APPROVAL OF AN AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION
                         TO CHANGE THE COMPANY'S NAME
                                 (PROPOSAL 2)

  On March 27, 1997, the Board of Directors adopted an amendment to Article 1 of the Certificate of Incorporation, subject to stockholder approval at the Annual Meeting, to change the name of the Company to

"McLeodUSA Incorporated." At the Annual Meeting, the stockholders of the Company will be asked to consider and vote on the proposed amendment to
Article 1 of the Certificate of Incorporation, substantially in the form included in Attachment A. The Board of Directors recommends that the stockholders of the Company adopt Proposal 2. If Proposal 2 is approved by the stockholders, the proposed amendment to the Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware, which is expected to occur promptly after the Annual Meeting. The affirmative vote of a majority of the voting rights of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve Proposal 2.

  The Board of Directors believes that changing the Company's name to "McLeodUSA Incorporated" is in the best interests of the Company and its stockholders. The Company believes that, by branding its telecommunications services with the newly adopted trade name "McLeodUSA" in combination with the distinctive black-and-yellow motif of the telephone directories published and distributed in nineteen states in the midwestern and Rocky Mountain regions of the United States by McLeodUSA Publishing, which the Company acquired in September 1996, it will create and strengthen brand awareness in the Company's markets. The Board of Directors believes that the proposed "McLeodUSA Incorporated" name is consistent with and supports this strategic objective and will enhance the Company's identity and name recognition both in the markets in which it operates and in the investment community.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                   APPROVAL OF AMENDMENTS TO THE CERTIFICATE
                         OF INCORPORATION TO ELIMINATE
                          THE CLASS A PREFERRED STOCK
                                 (PROPOSAL 3)

  On March 27, 1997, the Board of Directors adopted amendments to Article 4 of the Certificate of Incorporation, subject to stockholder approval at the Annual Meeting, to eliminate the 1,150,000 authorized shares of the Company's Class A preferred stock, par value $5.50 per share (the "Class A Preferred Stock"). At the Annual Meeting, the stockholders of the Company will be asked to consider and vote on the proposed amendments to Article 4 of the Certificate of Incorporation, substantially in the form included in Attachment
A. The Board of Directors recommends that the stockholders of the Company adopt Proposal 3. If Proposal 3 is approved by the stockholders, the proposed amendment to the Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware, which is expected to occur promptly after the Annual Meeting. The affirmative vote of a majority of the voting rights of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve Proposal 3.

  The Board of Directors believes that the elimination of the Class A Preferred Stock is in the best interests of the Company and its stockholders. None of the 1,150,000 shares of Class A Preferred Stock authorized by Article 4 of the Certificate of Incorporation has ever been issued. The Class A Preferred Stock was included in the Certificate of Incorporation as a condition of the Guarantee. The Company terminated the Credit Facility and the Guarantee in June 1996 and consequently the Class A Preferred Stock is no longer required. The Board of Directors believes that there is no reason to continue to include in the Certificate of Incorporation the authorization of the Class A Preferred Stock. The Certificate of Incorporation authorizes the Board of Directors to provide for the issuance of one or more series of preferred stock, par value $.01 per share (the "Preferred Stock"), having such rights and preferences, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges, as the Board of Directors may determine to be appropriate. The Board believes that this authority, combined with the authority to issue Class A Common Stock, Class B Common Stock and various forms of debt instruments, provides adequate flexibility for financing or acquisition transactions which may arise, and that it is unlikely that the terms of the Class A Preferred Stock would be suitable for any transaction in the future.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

                        APPROVAL OF AN AMENDMENT TO THE
                   CERTIFICATE OF INCORPORATION TO INCREASE
                      THE NUMBER OF AUTHORIZED SHARES OF
                             CLASS A COMMON STOCK
                                 (PROPOSAL 4)

  On March 27, 1997, the Board of Directors adopted an amendment to Article
4.1 of the Certificate of Incorporation, subject to stockholder approval at the Annual Meeting, to increase the number of authorized shares of Class A Common Stock to 250,000,000 shares from 75,000,000 shares, and as a result, to increase the Company's total authorized shares of capital stock to 274,000,000 from 100,150,000 (assuming approval of Proposal 3 to eliminate the Class A Preferred Stock). At the Annual Meeting, the stockholders of the Company will be asked to consider and vote on the proposed amendment to Article 4.1 of the Certificate of Incorporation, substantially in the form included in Attachment
A. The Board of Directors recommends that the stockholders of the Company adopt Proposal 4. If Proposal 4 is approved by the stockholders, the proposed amendment to the Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware, which is expected to occur promptly after the Annual Meeting. The affirmative vote of a majority of the voting rights of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve Proposal 4.

  The Certificate of Incorporation currently authorizes 100,150,000 shares of capital stock, divided into four classes as follows: (i) 75,000,000 shares of Class A Common Stock; (ii) 22,000,000 shares of Class B Common Stock; (iii) 1,150,000 shares of Class A Preferred Stock; and (iv) 2,000,000 shares of Preferred Stock. As of the Record Date, 36,996,210 shares of Class A Common Stock and 15,625,929 shares of Class B Common Stock were issued and outstanding, 7,726,634 shares of Class A Common Stock were subject to issuance upon exercise of outstanding options previously issued by the Company and 15,625,929 shares of Class A Common Stock were reserved for issuance upon conversion of the 15,625,929 shares of Class B Common Stock outstanding.

  The Board of Directors believes that the proposed increase in the authorized shares of Class A Common Stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as stock splits, stock dividends, acquisitions, financing transactions, employee benefit plan issuances, and such other corporate purposes as may arise. Having such authorized Class A Common Stock available for issuance in the future will give the Company greater flexibility and will allow additional shares of Class A Common Stock to be issued without the expense and delay of a stockholders' meeting. Such a delay might deny the Company the flexibility the Board views as important in facilitating the effective use of the Company's securities. The rules of the National Association of Securities Dealers, Inc. ("NASD") currently require stockholder approval by issuers of securities quoted on the Nasdaq National Market, on which the Class A Common Stock is currently quoted, as to the issuance of shares of common stock or securities convertible into common stock in certain instances, including actions resulting in a change of control of the company, acquisition transactions involving directors, officers or substantial security holders where the present or potential issuance of such securities could result in an increase in outstanding common shares or voting power of 5% or more, acquisition transactions generally where the present or potential issuance of such securities could result in an increase in the voting power or outstanding common shares of 20% or more, and certain other sales or issuances of common stock (or securities convertible into or exercisable for common stock) in a non-public offering equal to 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Exceptions to these rules may be made upon application to the NASD. In other instances, the issuance of additional shares of Class A Common Stock remains within the discretion of the Board of Directors, without the requirement of further action by stockholders except as otherwise required by applicable law or any stock exchange on which the Company's securities may then be listed. The Company is not currently engaged in any negotiations with respect to the use of any shares of the proposed additional authorized Class A Common Stock, nor are there currently any commitments, arrangements, understandings or plans with respect to the issuance of such shares.

  If the proposal to increase the authorized shares of Class A Common Stock is approved, the addition of authorized shares will be part of the existing class of such Class A Common Stock and will increase the number of shares of Class A Common Stock available for issuance by the Company, but will have no effect upon the terms of the Class A Common Stock or the rights of the holders of such shares. If and when issued, the proposed additional authorized shares of Class A Common Stock will have the same rights and privileges as the shares of Class A Common Stock currently outstanding. Holders of Class A Common Stock will not have preemptive rights to purchase additional shares of Class A Common Stock.

  The future issuance of additional shares of Class A Common Stock on other than a pro rata basis may dilute the ownership of current stockholders. Such additional shares also could be used to block an unsolicited acquisition through the issuance of large blocks of stock to persons or entities considered by the Company's officers and directors to be opposed to such acquisition, which might be deemed to have an anti-takeover effect (i.e., might impede the completion of a merger, tender offer or other takeover attempt). In fact, the mere existence of such a block of authorized but unissued shares, and the Board's ability to issue such shares without stockholder approval, might deter a bidder from seeking to acquire shares of the Company on an unfriendly basis. While the authorization of additional shares of Class A Common Stock might have such effects, the Board of Directors of the Company does not intend or view the proposed increase in authorized Class A Common Stock as an anti-takeover measure, nor is the Company aware of any proposed transactions of this type.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4.

                        APPROVAL OF AN AMENDMENT TO THE
                      1996 PLAN TO INCREASE THE NUMBER OF
                        SHARES OF CLASS A COMMON STOCK
                         THAT MAY BE ISSUED THEREUNDER
                                 (PROPOSAL 5)

  On March 27, 1997, the Board of Directors adopted an amendment to the 1996 Plan, subject to stockholder approval at the Annual Meeting, to increase the number of shares of Class A Common Stock that may be issued thereunder to 37,500,000 shares from 4,525,000 shares. At the Annual Meeting, the stockholders of the Company will be asked to consider and vote on the proposed amendment to the 1996 Plan. The Board of Directors recommends that the stockholders of the Company adopt Proposal 5. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal 5.

  The purpose of the 1996 Plan is to advance the interests of the Company by providing eligible individuals an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and will encourage such eligible individuals to remain in the employ of the Company. The Board of Directors believes that stock options are important to attract and to encourage the continued employment and service of officers and other key employees by facilitating their purchase of a stock interest in the Company and that increasing the aggregate number of stock options available under the 1996 Plan will afford the Company additional flexibility in making awards deemed necessary in the future.

  The Board of Directors believes that it is important to increase the number of shares available under the 1996 Plan in order to maintain and improve the Company's ability to attract and retain key personnel, and to serve as an incentive to such personnel to make extra efforts to contribute to the success of the Company's operations. The only change proposed by the amendment is an increase in the number of shares of Class A Common Stock that may be issued under the 1996 Plan and the amendment does not alter the considerations of the Compensation Committee with respect to grants under the 1996 Plan. Because the award of options are completely within the discretion of the Compensation Committee, it is not possible to determine at this time the awards that may be made to officers or other employees.

  The following is a summary description of the 1996 Plan, which was originally approved by the stockholders of the Company on April 30, 1996.

DESCRIPTION OF THE 1996 PLAN

  Under the 1996 Plan, the Company may grant options to purchase up to an aggregate of 4,525,000 shares of Class A Common Stock (subject to adjustment under certain circumstances) to employees of the Company, or other individuals whose participation is determined to be in the best interests of the Company by the Compensation Committee. As of the Record Date, options to purchase 2,543,345 shares of Class A Common Stock had been granted under the 1996 Plan, at exercise prices ranging from $17.75 to $28.50 per share.

  In March 1997, the Compensation Committee determined that an aggregate of 2,375,795 options granted in 1996 and 1997 had become out-of-the-money for reasons not related to the Company's performance and directed the Company to offer to cancel each option granted between June 10, 1996 and January 31, 1997 in exchange for the grant of a Replacement Option to purchase the same number of shares of Class A Common Stock at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant of the Replacement Option. Each Replacement Option will have the same vesting terms as the original option, but the vesting schedule will commence on the date of grant of the Replacement Option.

  The 1996 Plan provides for the grant of options that are intended to qualify as ISOs under Section 422 of the Code to employees of the Company, as well as the grant of non-qualifying options ("NSOs") to officers, directors or key employees of the Company or other individuals whose participation in the 1996 Plan is determined to be in the best interest of the Company by the Compensation Committee.

  The 1996 Plan is administered by the Compensation Committee. The Compensation Committee selects the optionees and determines the number of shares of Class A Common Stock covered by each option and the terms of the option agreement to be executed by the Company and the optionee.

  The option exercise price for ISOs granted under the 1996 Plan may not be less than 100% of the fair market value of the Class A Common Stock on the date of grant of the option (or 110% in the case of an ISO granted to an optionee beneficially owning more than 10% of the outstanding Class A Common Stock). The option exercise price for NSOs granted under the 1996 Plan may not be less than 50% of the fair market value of the Class A Common Stock on the date of grant of the option. The maximum option term is 10 years (or five years in the case of an ISO granted to an optionee beneficially owning more than 10% of the outstanding Class A Common Stock). Options may be exercised at any time after grant, except as otherwise determined by the Compensation Committee and provided in the particular option agreement. Options covering no more than 2,000,000 shares of Class A Common Stock may be granted to an optionee during the term of the 1996 Plan. There is also a $100,000 limit on the value of Class A Common Stock (determined at the time of grant) covered by ISOs that first become exercisable by an optionee in any calendar year. No option may be granted more than 10 years after the effective date of the 1996 Plan. Options are non-transferable.

  Payment for shares purchased under the 1996 Plan may be made either in cash or, if permitted by the particular option agreement, by exchanging shares of Class A Common Stock of the Company with a fair market value equal to the total option exercise price plus cash for any difference. Options may, if permitted by the particular option agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to the Company cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Company may be required to withhold in connection with the exercise of the option.

  If an employee's employment with the Company terminates by reason of death or permanent and total disability, his or her options, to the extent exercisable, may be exercised within three months after such death or disability unless a later date is otherwise provided in the particular option agreement (but not later than the date the option would otherwise expire). If the employee's employment terminates for any reason other than death or disability, options held by such optionee terminate on the date of such termination unless a later date is otherwise provided in the particular option agreement (but not later than the date the option would otherwise expire).

  The Board of Directors at any time may terminate or suspend the 1996 Plan. Unless previously terminated, the 1996 Plan will terminate automatically on March 28, 2006, the tenth anniversary of the date of adoption of the 1996 Plan by the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES

  The grant of an option is not a taxable event for the optionee or the Company.

  Incentive Stock Options. An optionee will not recognize taxable income upon exercise of an ISO (except that the alternative minimum tax may apply), and any gain realized upon a disposition of shares of Class A Common Stock received pursuant to the exercise of an ISO will be taxed as long-term capital gain if the optionee holds the shares of Class A Common Stock for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). The Company will not be entitled to any business expense deduction with respect to the exercise of an ISO, except as discussed below.

  For the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled, the three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period requirement for shares of Class A Common Stock received pursuant to the exercise of the option are waived. Options granted to non-employee directors cannot qualify as ISOs.

  If all of the requirements for incentive option treatment are met except for the holding period requirement, the optionee will recognize ordinary income upon the disposition of shares of Class A Common Stock received pursuant to the exercise of an ISO in an amount equal to the excess of the fair market value of the shares of Class A Common Stock at the time the option was exercised over the exercise price. The balance of the realized gain, if any, will be long- or short-term capital gain, depending upon whether or not the shares of Class A Common Stock were sold more than one year after the option was exercised. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Section 162(m) of the Code as summarized below.

  If an optionee exercises an ISO by tendering shares of Class A Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an ISO and had not satisfied the holding period requirement summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than alternative minimum taxable income as noted above) and the tax basis of the shares of Class A Common Stock exchanged would be treated as the substituted basis for the shares of Class A Common Stock received. If the optionee used shares received pursuant to the exercise of an ISO (or another statutory option) as to which the optionee had not satisfied the holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, and the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

  Non-Qualified Options. Upon exercising a NSO, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of Class A Common Stock on the date of exercise (except that, if the optionee is subject to certain restrictions imposed by securities laws, the measurement date will be deferred, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). Upon a subsequent sale or exchange of shares of Class A Common Stock acquired pursuant to the exercise of a NSO, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Class A Common Stock (generally, the amount paid for the shares of Class A Common Stock plus the amount treated as ordinary income at the time the option was exercised).

  If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income. Under Section 162(m) of the Code, if the optionee is one of certain specified executive officers, then, unless certain exceptions apply, the Company is not entitled to deduct compensation with respect to the optionee, including compensation related to the exercise of stock options, to the extent such compensation in the aggregate exceeds $1,000,000 for the taxable year. The options are intended to comply with the exception to Section 162(m) of the Code for "performance-based" compensation.

  If the optionee surrenders shares of Class A Common Stock in payment of part or all of the exercise price for NSOs, no gain or loss will be recognized with respect to the shares of Class A Common Stock surrendered (regardless of whether the shares were acquired pursuant to the exercise of an ISO) and the optionee will be treated as receiving an equivalent number of shares of Class A Common Stock pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares of Class A Common Stock surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the shares of Class A Common Stock received pursuant to the exercise of the option will be taxed as ordinary income. The optionee's basis in the additional shares of Class A Common Stock will be equal to the amount included in the optionee's income.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 5.

                        RATIFICATION OF THE APPOINTMENT
                OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS
                                 (PROPOSAL 6)

  On March 27, 1997, the Company engaged the accounting firm of Arthur Andersen LLP as the Company's principal independent accountants, to replace McGladrey & Pullen, LLP, the Company's former independent accountants, effective with such engagement. The decision to change independent accountants was made following a review of competitive proposals submitted by Arthur Andersen LLP and two other major public accounting firms, and was recommended by the Audit Committee of the Board of Directors and approved by the Board. McGladrey & Pullen, LLP did not resign and did not decline to stand for re-election.

  During the two most recent fiscal years ended December 31, 1996 and 1995, and the interim period subsequent to December 31, 1996, there have been no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused McGladrey & Pullen, LLP to make reference in their report to such disagreements if not resolved to their satisfaction.

  McGladrey & Pullen, LLP's reports on the financial statements of the Company for the fiscal years ended December 31, 1996 and 1995 have contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

  The Company has provided McGladrey & Pullen, LLP with a copy of this disclosure and requested that McGladrey & Pullen, LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. (A copy of the McGladrey & Pullen, LLP letter addressed to the SEC is filed as an exhibit to the Company's Annual Report on Form 10-K).

  Stockholder ratification of Proposal 6 is not required by the Bylaws or otherwise. However, the Board of Directors is submitting Proposal 6 to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify Proposal 6, the Board of Directors will reconsider whether or not to retain Arthur Andersen LLP. Even if Proposal 6 is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accountant at any time during the year.

  Representatives of Arthur Andersen LLP and McGladrey & Pullen, LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal 6.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 6.

                           STOCK OWNED BY MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Class A Common Stock as of the Record Date by (i) each director and nominee for director of the Company, (ii) each Named Executive Officer and (iii) all executive officers and directors as a group.

                                                                BENEFICIAL
                                                             OWNERSHIP(1)(2)
                                                            ------------------
                                                              NUMBER
   NAME OF BENEFICIAL OWNER                                 OF SHARES  PERCENT
   ------------------------                                 ---------- -------
   Clark E. McLeod(3)......................................  9,249,126  24.9
   Stephen C. Gray(4)......................................    646,696   1.7
   Blake O. Fisher, Jr.(5).................................    108,127   *
   Russell E. Christiansen(6)..............................     14,063   *
   Thomas M. Collins(7)....................................    246,182   *
   Lee Liu(8)..............................................     53,908   *
   Paul D. Rhines(9).......................................  3,942,301  10.6
   James L. Cram(10).......................................    427,753   1.2
   Kirk E. Kaalberg(11)....................................    236,811   *
   David M. Boatner(12)....................................     61,250   *
   Directors and executive officers as a group
    (14 persons)(13)....................................... 15,301,877  39.8%

--------
  * Less than one percent.
 (1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of Class A Common Stock as of the Record Date and those shares of Class A Common Stock that may be acquired by such stockholder within 60 days from the Record Date. Consequently, the denominator for calculating such percentage may be different for each stockholder.
 (2) This table is based upon information supplied by directors and executive officers of the Company. Unless otherwise indicated in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned.
 (3) Includes 4,446,530 shares of Class A Common Stock held of record by Mary
     E. McLeod, Mr. McLeod's wife, over which Mr. McLeod has shared voting power. Mr. McLeod's address is c/o McLeod, Inc., McLeodUSA Technology Park, 6400 C Street SW, PO Box 3177, Cedar Rapids, IA 52406-3177. Includes 183,752 shares of Class A Common Stock that Mr. McLeod has the right to purchase within 60 days from the Record Date pursuant to options.
 (4) Includes 24,194 shares of Class A Common Stock held as tenants in common with Sally W. Gray, Mr. Gray's wife. Also includes 3,750 shares of Class A Common Stock held of record by the Stephen Samuel Gray Irrevocable Trust, and 3,750 shares of Class A Common Stock held of record by the Elizabeth Mary Fletcher Gray Education Trust, of which Mr. Gray is the trustee. Includes 26,250 shares of Class A Common Stock held of record by Morgan Stanley Trust Company for the benefit of Mr. Gray. Includes 563,150 shares of Class A Common Stock that Mr. Gray has the right to purchase within 60 days from the Record Date pursuant to options.
 (5) Includes 79,689 shares of Class A Common Stock that Mr. Fisher has the right to purchase within 60 days from the Record Date pursuant to options.
 (6) Includes 14,063 shares of Class A Common Stock that Mr. Christiansen has the right to purchase within 60 days from the Record Date pursuant to options.
 (7) Includes 53,908 shares of Class A Common Stock that Mr. Collins has the right to purchase within 60 days from the Record Date pursuant to options.

 (8) Includes 53,908 shares of Class A Common Stock that Mr. Liu has the right to purchase within 60 days from the Record Date pursuant to options.
 (9) Mr. Rhines' address is c/o Allsop Venture Partners III, L.P., 2750 First Ave., NE, Cedar Rapids, IA 52402. Includes 3,888,393 shares of Class A Common Stock held of record by Allsop, over which Mr. Rhines has shared voting and dispositive power. Includes 53,908 shares of Class A Common Stock that Mr. Rhines has the right to purchase within 60 days from the Record Date pursuant to options.
(10) Includes 78,133 shares of Class A Common Stock held of record by members of James L. Cram's family.
(11) Includes 216,811 shares of Class A Common Stock that Mr. Kaalberg has the right to purchase within 60 days from the Record Date pursuant to options.
(12) Includes 56,250 shares of Class A Common Stock that Mr. Boatner has the right to purchase within 60 days from the Record Date pursuant to options.
(13) Includes 1,472,603 shares of Class A Common Stock that such persons have the right to purchase within 60 days from the Record Date pursuant to options.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

  The following table sets forth information as of the Record Date with respect to the ownership of shares of Class A Common Stock by each person believed by management to be the beneficial owner of more than five percent of the Company's outstanding Class A Common Stock. The information is based on the most recent Schedule 13D or 13G filed with the SEC on behalf of such persons or other information made available to the Company.

                                                        BENEFICIAL OWNERSHIP
                                                        -----------------------
                                                         NUMBER OF
   NAME OF BENEFICIAL OWNER                               SHARES      PERCENT
   ------------------------                             ------------- ---------
   IES Investments Inc.(1).............................    10,578,288     22.6%
   Clark E. McLeod(2)..................................     9,249,126     24.9
   MWR Investments Inc.(3).............................     8,562,615     19.4
   Mary E. McLeod(4)...................................     4,446,530     12.0
   Putnam Investments, Inc.(5).........................     3,938,544     10.6
   Paul D. Rhines(6)...................................     3,942,301     10.6
   Allsop Venture Partners III, L.P.(7)................     3,888,393     10.5

--------
(1) Includes 857,143 shares of Class A Common Stock and 8,420,457 shares of Class B Common Stock. The Class B Common Stock is convertible into Class A Common Stock on a one-for-one basis at any time at the option of the holder. IES Investments Inc. is a wholly owned indirect subsidiary of IES. The address of IES is 200 First St., SE, Cedar Rapids, IA 52401. Includes 1,300,688 shares of Class B Common Stock that IES has the right to purchase pursuant to options. IES has entered into a definitive agreement of merger with WPL Holdings, Inc., the parent of Wisconsin Power and Light Company, and with Interstate Power Company, which merger is subject to certain regulatory and other approvals.
(2) See "Stock Owned by Management."
(3) Includes 1,357,143 shares of Class A Common Stock and 7,205,472 shares of Class B Common Stock. The Class B Common Stock is convertible into Class A Common Stock on a one-for-one basis at any time at the option of the holder. MWR Investments Inc. is a wholly owned indirect subsidiary of MidAmerican. The address of MWR Investments, Inc. is c/o MidAmerican Energy Holdings Company, 500 E. Court Ave., Des Moines, IA 50309.
(4) Mrs. McLeod's address is c/o McLeod, Inc., McLeodUSA Technology Park, 6400 C Street SW, PO Box 3177, Cedar Rapids, IA 52406-3177.
(5) Includes 3,846,744 and 91,800 shares of Class A Common Stock held by Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., respectively, as disclosed on a Schedule 13G filed by Putnam Investments, Inc. with the SEC on January 27, 1997. The address of Putnam Management, Inc. and The Putnam Advisory Company, Inc. is c/o Putnam Investments, Inc., One Post Office Square, Boston, MA 02109.
(6) See "Stock Owned by Management."
(7) The address of Allsop is 2750 First Ave., NE, Cedar Rapids, IA 52402.

INVESTOR AGREEMENT

  The Company has entered into an agreement (as amended, the "Investor Agreement") with IES, MidAmerican and Clark E. and Mary E. McLeod (collectively, the "Investor Stockholders") and certain other stockholders. The Investor Agreement provides that each Investor Stockholder, for so long as such Investor Stockholder owns at least 10% of the outstanding capital stock of the Company, shall vote such Investor Stockholder's stock and take all action within its power to (i) establish the size of the Board of Directors at nine directors; (ii) cause to be elected to the Board of Directors one director designated by IES (for so long as IES owns at least 10% of the outstanding capital stock of the Company); (iii) cause to be elected to the Board of Directors one director designated by MidAmerican (for so long as MidAmerican owns at least 10% of the outstanding capital stock of the Company); (iv) cause to be elected to the Board of Directors three directors who are executive officers of the Company designated by Clark E. McLeod (for so long as Clark E. and Mary E. McLeod collectively own at least 10% of the outstanding capital stock of the Company); and (v) cause to be elected to the Board of Directors four independent directors nominated by the Board of Directors. IES' nominee on the Board is Lee Liu, MidAmerican's nominee on the Board is Russell E. Christiansen, and Mr. McLeod's nominees on the Board are himself, Stephen C. Gray and Blake O. Fisher, Jr. The Investor Agreement also provides that, until March 1999 and subject to certain exceptions, each of IES and MidAmerican will refrain from acquiring, or agreeing or seeking to acquire, beneficial ownership of any securities issued by the Company. In addition, the Investor Agreement provides that, for a two-year period commencing on June 10, 1996 and subject to certain exceptions, no Investor Stockholder will sell or otherwise dispose of any equity securities of the Company without the consent of the Board of Directors. In December 1996, the Board of Directors consented to (i) the transfer by Clark and Mary McLeod of (A) an aggregate of 160,000 shares of Class A Common Stock as a gift to the McLeod Charitable Foundation, Inc., an Iowa non-profit company controlled by Mr. and Mrs. McLeod, and (B) an aggregate of 6,250 shares of Class A Common Stock as gifts to certain individuals, and (ii) any future pledge of all or a portion of the Class A Common Stock held by Mr. and Mrs. McLeod as collateral for one or more personal loan transactions.

  In the event that either IES or MidAmerican becomes the beneficial owner of 50% or more of the shares of capital stock of the Company beneficially owned by the other (the "Acquired Investor Stockholder"), the Investor Agreement provides that (i) the Acquired Investor Stockholder will lose the right to nominate a director to the Board of Directors, (ii) until October 23, 1999, the acquiring party (the "Acquiring Investor Stockholder") will vote all shares beneficially owned by such party in excess of 25% of the voting power of the outstanding capital stock of the Company either (A) in accordance with the recommendations of the Board of Directors or (B) for or against or abstaining in the same proportion as the shares owned by all other stockholders, (iii) the Acquiring Investor Stockholder will cause, or use its best efforts to cause, all shares of capital stock of the Company beneficially owned by it to be represented in person or by proxy at all stockholder meetings through October 23, 1999, and (iv) the Acquiring Investor Stockholder will not, and will use its best efforts to cause its affiliates and associates not to, deposit any such shares of capital stock of the Company in a voting trust or enter into a voting agreement or other agreement of similar effect with any other person prior to October 23, 1999.

  In the event a third party becomes the beneficial owner of 50% or more of the shares of capital stock of the Company beneficially owned by MidAmerican and 50% or more of the shares of capital stock of the Company beneficially owned by IES, the Investor Agreement provides that IES and MidAmerican (i) will lose the right to nominate any directors to the Board of Directors, (ii) until October 23, 1999, will vote, or use their respective best efforts to direct the voting of, all shares beneficially owned by such third party in excess of 25% of the voting power of the outstanding capital stock of the Company either (A) in accordance with the recommendations of the Board of Directors of the Company or (B) for or against or abstaining in the same proportion as the shares owned by all other stockholders, (iii) will cause, or use their best efforts to cause, all shares of capital stock of the Company beneficially owned by them to be represented in person or by proxy at all meetings of the Company's stockholders through October 23, 1999, and (iv) will not, and will use their respective best efforts to cause their affiliates and associates not to, deposit any such shares of capital stock of the Company in a voting trust or enter into a voting agreement or other agreement of similar effect with any other person prior to October 23, 1999.

            SUBMISSION OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

  Any proposal or proposals by a stockholder intended to be included in the Company's proxy statement and form of proxy relating to the 1998 annual meeting of stockholders must be received by the Company no later than December 22, 1997 pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 1998 annual meeting of stockholders any stockholder proposal which may be omitted from the Company's proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

  The Board of Directors does not know of any other matters to be presented for a vote at the Annual Meeting. If, however, any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          /s/ Clark E. McLeod
                                          Clark E. McLeod
                                          Chairman and Chief Executive Officer

Cedar Rapids, Iowa
April 21, 1997

A COPY OF THE ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 WITH THE SEC. STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K BY WRITING TO MCLEOD, INC., MCLEODUSA TECHNOLOGY PARK, 6400 C STREET SW, PO BOX 3177, CEDAR RAPIDS, IOWA 53406-3177, ATTENTION: CORPORATE SECRETARY. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

                                                                   ATTACHMENT A

                                 MCLEOD, INC.

                      AMENDMENTS TO AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

  RESOLVED, that the Amended and Restated Certificate of Incorporation of McLeod, Inc. (the "Certificate of Incorporation") is hereby amended as follows [proposed additions are underlined and proposed deletions appear as caret "(caret)" symbols]:

1. ARTICLE 1 of the Certificate of Incorporation is hereby amended and restated as follows:

  "ARTICLE 1. NAME

    The name of this corporation is "McLeodUSA Incorporated"

2. ARTICLE 4 of the Certificate of Incorporation is hereby amended and restated as follows:

  "ARTICLE 4. CAPITAL STOCK

    4.1. AUTHORIZED SHARES

    The total number of shares of stock that the Corporation shall be authorized to issue is 274,000,000 shares, divided into three classes as follows: (i) 250,000,000 shares of Class A common stock having a par value of $.01 per share ("Class A Common Stock"); (ii) 22,000,000 shares of
  Class B common stock having a par value of $.01 per share ("Class B Common Stock"); and (iii) 2,000,000 shares of serial preferred stock, having a par value of $.01 per share ("Preferred Stock").

    4.2. CLASS A COMMON STOCK

      4.2.1. RELATIVE RIGHTS

      The Class A Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock, as set forth herein and in the certificate or certificates of designations filed to establish the respective series of Preferred Stock. Each share of Class A Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Class A Common Stock.

      4.2.2. DIVIDENDS

      Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Class A Common Stock and the Class B Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Class A Common Stock and the Class B Common Stock, then dividends may be paid equally on each share of the Class A Common Stock, the Class B Common Stock and any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

      4.2.3. DISSOLUTION, LIQUIDATION, WINDING UP

      In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class A Common Stock, the holders of the Class B Common Stock and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Class A Common Stock and the Class B Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

      4.2.4. VOTING RIGHTS

      Each holder of shares of Class A Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, together with the holders of shares of Class B Common Stock and the holders of all other classes of stock entitled to attend and to vote at such meetings, to vote upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders. Each holder of shares of Class A Common Stock shall be entitled to cast one vote for each outstanding share of Class A Common Stock so held.

    4.3. CLASS B COMMON STOCK

      4.3.1. RELATIVE RIGHTS

      The Class B Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock, as set forth herein and in the certificate or certificates of designations filed to establish the respective series of Preferred Stock. Each share of Class B Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Class B Common Stock.

      4.3.2. DIVIDENDS

      Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Class B Common Stock and the Class A Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Class B Common Stock and the Class A Common Stock, then dividends may be paid equally on each share of the Class B Common Stock, the Class A Common Stock and any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

      4.3.3. DISSOLUTION, LIQUIDATION, WINDING UP

      In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class B Common Stock, the holders of the Class A Common Stock and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Class B Common Stock and the Class A Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

      4.3.4. VOTING RIGHTS

      Each holder of shares of Class B Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, together with the holders of shares of Class A Common Stock and the holders of all other classes of stock entitled to attend and to vote at such meetings, to vote upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders. Each holder of shares of Class B Common Stock shall be entitled to cast .40 vote for each outstanding share of Class B Common Stock so held.

      4.3.5. CONVERSION RIGHTS

      The shares of Class B Common Stock may be converted into fully paid and nonassessable shares of Class A Common Stock at any time at the option of the holder thereof at the rate of one share of Class A Common Stock for each share of Class B Common Stock, subject to adjustment as provided below. If, at any time shares of Class B Common Stock are outstanding, the Corporation shall issue Class A Common Stock in a Class A Common Stock split without a corresponding Class B Common

    Stock split, the conversion rate shall be adjusted so that each share of Class B Common Stock shall be convertible into the number of shares of Class A Common Stock representing the same proportion of the total number of shares of Class A Common Stock outstanding after such stock split as the number of shares of Class A Common Stock into which such share of Class B Common Stock would have been convertible in the absence of such stock split bears to the total number of shares of Class A Common Stock outstanding immediately prior to such stock split.

      Any holder of shares of Class B Common Stock desiring to convert all or any part of such holder's shares of Class B Common Stock into shares of Class A Common Stock shall give written notice thereof to the Corporation, specifying the number of shares of Class B Common Stock such holder desires to convert and the desired conversion date (the "Conversion Date"), which shall be on a business day not less than five days after the date of such notice. On and after the Conversion Date, such holder shall be entitled to receive, upon surrender of a certificate or certificates representing the shares of Class B Common Stock so converted, a certificate for the corresponding number of shares of Class A Common Stock, determined in accordance with the provisions hereof. All shares of Class B Common Stock to be converted on the Conversion Date shall, whether or not the certificates for such shares shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares (except the right of the holder of the certificates for such shares to receive certificates for shares of Class A Common Stock) shall thereupon cease and terminate. Shares of Class B Common Stock converted pursuant to this paragraph shall be canceled and retired and shall not be reissued. Upon conversion, no fractional shares shall be issued and any fractions of a share shall be rounded up to the next highest number.

    4.4. PREFERRED STOCK

    The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and filing a certificate pursuant to the applicable provision of the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designation, preferences, relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

    4.5. REDEMPTION

    Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation to the contrary, outstanding shares of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the Delaware General Corporation Law or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

      (A) The redemption price of the shares to be redeemed pursuant to this Section 4.5 shall be determined by the Board of Directors and shall be equal to the Fair Market Value (as defined herein) of such shares or, if such shares were purchased by a Disqualified Holder (as defined herein) within one year of the Redemption Date (as defined herein), the lesser of (i) the Fair Market Value of such shares and
    (ii) the purchase price paid by such Disqualified Holder for such shares;

      (B) At the election of the Corporation, the redemption price of such shares may be paid in cash, Redemption Securities (as defined herein) or any combination thereof;

      (C) If fewer than all shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

      (D) At least 30 days' prior written notice of the Redemption Date shall be given to any Disqualified Holder of shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to such holder if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such holder and subject to immediate withdrawal by it upon surrender of the stock certificates for the shares to be redeemed;

      (E) From and after the Redemption Date, any and all rights of whatever nature that any Disqualified Holder may have with respect to any shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and such Disqualified Holder shall thenceforth be entitled only to receive, with respect to such shares, the cash or Redemption Securities payable upon redemption; and

      (F) Such additional terms and conditions as the Board of Directors shall determine.

      For purposes of this Section 4.5:

      (i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries.

      (ii) "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average Closing Price (as defined herein) for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (D) of this Section 4.5; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

      (iii) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section 4.5.

      (iv) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any of its subsidiaries or any other corporations, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (D) of this Section 4.5, at least equal to the price required to be paid pursuant to paragraph (A) of this Section 4.5 (assuming for purposes of such valuation, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and trading under normal conditions)."

                                  MCLEOD, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 29, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of McLeod, Inc. (the "Company") hereby appoints Blake O. Fisher, Jr. and Casey D. Mahon, or either of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 1997 annual meeting of stockholders (the "Annual Meeting") to be held on Thursday, May 29, 1997, at 10:00 a.m., local time, at the Wyndham Five Seasons Hotel, 350 First Avenue NE, Cedar Rapids, Iowa, and at any adjournment thereof, upon the following matters and any other matter as may properly come before the Annual Meeting or any adjournments thereof.

  PROPOSAL 1: To elect three directors to serve on the Board of Directors, each for a three-year term and until their respective successors are elected and qualified.

  FOR all nominees listed (except          WITHHOLD AUTHORITY to vote for all
  as marked to the contrary below)         nominees listed
                 [_]                                  [_]

     Nominees:    Clark E. McLeod
                  Blake O. Fisher, Jr.
                  Lee Liu

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

     ___________________________________________________________________________

  PROPOSAL 2: To amend Article 1 of the Company's Amended and Restated
              Certificate of Incorporation to change the name of the Company to "McLeodUSA Incorporated."

                FOR: [_]        AGAINST: [_]        ABSTAIN: [_]

  PROPOSAL 3: To amend Article 4 of the Company's Amended and Restated
              Certificate of Incorporation to eliminate the Company's Class A Preferred Stock, par value $5.50 per share.

                FOR: [_]        AGAINST: [_]        ABSTAIN: [_]

  PROPOSAL 4: To amend Article 4.1 of the Company's Amended and Restated
              Certificate of Incorporation to increase the number of authorized shares of the Company's Class A Common Stock, par value $.01 per share, to 250,000,000 from 75,000,000 shares.

                FOR: [_]        AGAINST: [_]        ABSTAIN: [_]

            (Continued and to be signed and dated on reverse side)

                          (Continued from other side)

  PROPOSAL 5: To amend the Company's 1996 Employee Stock Option Plan to increase the number of shares of the Company's Class A Common Stock, par value $.01 per share, that may be issued thereunder to 37,500,000 shares from 4,525,000 shares.

                FOR: [_]        AGAINST: [_]        ABSTAIN: [_]

  PROPOSAL 6: To ratify the Board of Directors' appointment of Arthur Andersen
              LLP as the Company's independent public accountants for the 1997 fiscal year.

                FOR: [_]        AGAINST: [_]        ABSTAIN: [_]

  This proxy, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3, 4, 5 AND 6, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3, 4, 5 AND 6.

  The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Annual Meeting and hereby revokes any proxy or proxies heretofore given. The undersigned stockholder may revoke this proxy at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

  If you receive more than one proxy card, please date, sign and return all cards in the accompanying envelope.

                                                    Dated:_______________, 1997

                                                    ___________________________
                                                            (SIGNATURE)
                                                    ___________________________
                                                            (SIGNATURE)

                                                    (PLEASE DATE AND SIGN HERE
                                                    EXACTLY AS NAME APPEARS AT
                                                    LEFT. WHEN SIGNING AS
                                                    ATTORNEY, EXECUTOR,
                                                    ADMINISTRATOR, TRUSTEE,
                                                    GUARDIAN OR OTHER
                                                    FIDUCIARY, GIVE FULL TITLE
                                                    AS SUCH; AND WHEN STOCK
                                                    HAS BEEN ISSUED IN THE
                                                    NAME OF TWO OR MORE
                                                    PERSONS, ALL SHOULD SIGN.)

----------------------------------------------------
 PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY
 PROMPTLY USING THE ENCLOSED POSTAGE PREPAID
 ENVELOPE.
----------------------------------------------------